UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2016

EMERGENT BIOSOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 1, 2016, or the Distribution Date, Emergent BioSolutions Inc. completed its previously announced distribution, or the Distribution, of all of the outstanding shares of common stock of Aptevo Therapeutics Inc. to Emergent stockholders of record as of the close of business on July 22, 2016, or the Record Date.  As a result of the Distribution, Aptevo is now an independent public company, whose common stock trades under the symbol "APVO" on The NASDAQ Stock Market LLC.

Item 1.01 Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On July 29, 2015, Emergent entered into a Separation and Distribution Agreement with Aptevo, that sets forth, among other things, the agreements between Emergent and Aptevo regarding the principal transactions necessary to effect the planned separation of Emergent's biosciences business, or the Separation, and the Distribution of Aptevo's outstanding common stock to Emergent's stockholders. It also sets forth other agreements that govern certain aspects of Emergent's ongoing relationship with Aptevo after the completion of the Separation and Distribution. A summary of important features of the Separation and Distribution Agreement can be found in the excerpts from Aptevo's information statement, which are contained in Exhibit 99.1 attached hereto, which is incorporated by reference into this Item 1.01.

Contribution Agreement and Promissory Note

Also on July 29, 2015, in anticipation of the Distribution, Emergent, Aptevo and certain other parties entered into a Contribution Agreement, or the Contribution Agreement, pursuant to which Aptevo issued to Emergent 20,228,849 shares of Aptevo common stock in exchange for Emergent's contribution to Aptevo of (i) $45,000,000 in cash; (ii) a non-negotiable promissory note made by Emergent in favor of Aptevo in the principal amount of $20,000,000, or the Promissory Note; and (iii) all of the equity interests in Aptevo Research and Development LLC and Aptevo BioTherapeutics LLC. The principal amount outstanding under the Promissory Note does not bear interest and is payable on Aptevo's demand within six to 12 months following the Distribution Date.

The foregoing descriptions of the Separation and Distribution Agreement, Contribution Agreement and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the complete text of the Separation and Distribution Agreement, Contribution Agreement and the Promissory Note, which are filed as Exhibits 2.1, 2.2 and 10 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Distribution Date, Emergent completed the Distribution, making a pro rata distribution of 100% of the outstanding shares of Aptevo common stock to Emergent stockholders of record as of the Record Date. At the time of the Distribution, Aptevo held certain assets and liabilities of Emergent's former biosciences business. The Distribution was effectuated through the payment of a dividend to Emergent stockholders of record as of the Record Date, who received one share of Aptevo common stock for every two shares of Emergent common stock held of record as of the Record Date, except that any Emergent stockholder who otherwise would have received a fractional share of Aptevo common stock in the Distribution received in lieu of the fractional share a pro rata share of the net cash proceeds from the sale of aggregated fractional shares into the market. Emergent stockholders did not pay any consideration in the Distribution. Following the Distribution, Emergent does not own any shares of Aptevo common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under "Contribution Agreement and Promissory Note" in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On August 1, 2016, Emergent issued a press release announcing the completion of the Distribution. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(b)	The unaudited pro forma consolidated financial statements of Emergent giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America and are attached hereto as Exhibit 99.3. Additional information regarding these financial statements is set forth in the introductory paragraphs to Exhibit 99.3.

(d)	Exhibits

Exhibit Number	Exhibit Description
2.1	Contribution Agreement, dated July 29, 2016, by and among Emergent BioSolutions Inc., Aptevo Therapeutics Inc., Aptevo Research and Development LLC and Aptevo BioTherapeutics LLC.
2.2*	Separation and Distribution Agreement, dated July 29, 2016, by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.
10	Promissory Note, dated July 29, 2016, made by Emergent BioSolutions Inc. in favor of Aptevo Therapeutics Inc.
99.1	Excerpts from the Information Statement of Aptevo Therapeutics Inc., dated July 22, 2016.
99.2	Press Release of Emergent BioSolutions Inc. issued on August 1, 2016.
99.3	Unaudited pro forma consolidated combined financial information.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emergent hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ ROBERT G. KRAMER Robert G. Kramer Executive Vice President and Chief Financial Officer